UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 31, 2013
Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:(441) 278-9250

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement.
Background
Arch Capital Group Ltd. (together with its subsidiaries, the “Company”) previously announced that its U.S.-based subsidiaries (collectively, “Arch U.S. MI”) have entered into definitive agreements to acquire CMG Mortgage Insurance Company and certain of its affiliates (collectively, “CMG MI”) from its current owners, PMI Mortgage Insurance Co. in rehabilitation (“PMI”), which has been under the receivership of the Arizona Department of Insurance (the “Receiver”) since 2011, and CMFG Life Insurance Company (“CUNA Mutual”). Arch U.S. MI also agreed to acquire PMI's mortgage insurance operating platform and certain related assets from PMI. This transaction will allow the Company to enter the U.S. mortgage insurance marketplace and will broaden its existing mortgage insurance and reinsurance capabilities. The transaction is subject to approvals of the Arizona receivership court (the “Court”), applicable regulators and government-sponsored enterprises (“GSEs”), including the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”), and the satisfaction of customary closing conditions. If the approvals are obtained, it is expected the transaction will close during the latter part of 2013.
In connection with the Court approval process, the Company has discussed the terms of the transaction with Fannie Mae and Freddie Mac in their capacities as the largest creditors of PMI. Following those discussions, the Company, PMI and CUNA Mutual agreed to revise certain terms of the transaction, the most significant of which are described below. As a result, Fannie Mae and Freddie Mac did not file an objection to the transaction with the Court. The objection period has now expired for all creditors, including the GSEs, and no objections to the transaction have been filed with the Court. The current hearing date with the Court is scheduled for June 19, 2013, but this date is subject to change.  The Company cannot predict the timing for any decision by the Court regarding the transaction since such timing will be driven by the Court process. On a parallel track, the Company is in the process of seeking the regulatory and other approvals required to complete the transaction and, accordingly, will continue its discussions with the GSEs in order to obtain their approval of Arch U.S. MI, through CMG MI, as an eligible insurance carrier in the U.S. mortgage insurance marketplace.
Description of Revised Terms
The most significant changes to the transaction terms are described below.
As provided in the original Stock Purchase Agreement, dated as of February 7, 2013 (the “CMG Stock Purchase Agreement”), among Arch U.S. MI, the Receiver, on behalf of PMI, CUNA Mutual and CMG MI, as aggregate consideration for the capital stock of CMG MI, the Company will pay to PMI and CUNA Mutual an amount at closing (the “Closing Date Payment”) equal to a percentage of the actual closing date book value of CMG MI as of the end of the month ending prior to closing, as determined in accordance with terms of the CMG Stock Purchase Agreement. Under the amendment to the CMG Stock Purchase Agreement, dated as of May 31, 2013 (the “SPA Amendment”), (1) the Company's initial payment at closing for the capital stock of CMG MI will be increased from 60% to 80% of CMG MI's closing date book value as determined under the CMG Stock Purchase Agreement; and (2) the Closing Date Payment will be based on the greater of $185 million and CMG MI's actual closing date book value. In addition to the Closing Date Payment, the original CMG Stock Purchase Agreement provides that PMI and CUNA Mutual are also entitled to certain deferred consideration payments, subject to an overall maximum purchase price. The earnout mechanism relating to these deferred consideration payments included in the original CMG Stock Purchase Agreement, which is dependent on the actual results of the pre-closing portfolio, remains unchanged and, therefore, will be based on CMG MI's actual book value as determined under the CMG Stock Purchase Agreement. Pursuant to the SPA Amendment, the overall maximum purchase price payable to PMI and CUNA Mutual was increased from 110% to 150% of actual closing date book value of CMG MI's pre-closing portfolio as calculated over the earnout period to the extent such book value growth emerges.

Under the revised terms, effective as of the closing date, the parties also will enter into a new quota share reinsurance agreement, on a funds-withheld basis, pursuant to which CMG MI - which will then be owned by Arch U.S. MI - will cede a 20% quota share of all new primary flow mortgage insurance business (including credit union and non-credit union business) to PMI Insurance Co. (“PIC”) on the first $25 billion in original loan amounts on new policies written by CMG MI following the closing. Such quota share reinsurance agreement will automatically terminate on the seven-year anniversary of the closing date on a cut-off basis. Furthermore, as part of the revised terms, the amount of business proposed to be ceded by CMG MI to an affiliate of CUNA Mutual under a post-closing quota share reinsurance agreement contemplated by the original CMG Stock Purchase Agreement was reduced.
In addition, Arch U.S. MI and the Receiver, on behalf of PMI, agreed to amend the Asset Purchase Agreement, dated as of February 7, 2013 (the “Asset Purchase Agreement”), between Arch U.S. MI and the Receiver, on behalf of PMI. Such amendment to the Asset Purchase Agreement, dated as of May 31, 2013, provides for certain adjustments to the terms of the form of Services Agreement to be entered into between Arch U.S. MI and PMI upon closing.
The foregoing descriptions of the CMG Stock Purchase Agreement, the Asset Purchase Agreement and the respective amendments to such agreements (together, the “Agreements” and, individually, an “Agreement”) do not purport to be complete and are subject to, and are qualified in their entirety by, reference to the full and complete terms of the Agreements that are included as Exhibits 10.1 through 10.4 hereto to this Current Report on Form 8-K and which are incorporated into this Item 1.01 by reference.
Each Agreement has been included to provide security holders with information regarding its terms. The Agreements are not intended to provide any other factual information about the Company and its affiliates or PMI or CUNA Mutual and their respective affiliates. The Agreements contain representations and warranties by each of the parties to the Agreements. These representations and warranties were made solely for the benefit of the other parties to the Agreements and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating risk among the parties if those statements prove to be inaccurate, (ii) may have been qualified in the Agreements by disclosures that were made to the other parties in connection with the negotiation of the applicable agreement, (iii) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to security holders and (iv) were made only as of the date of the Agreements or such other date or dates as may be specified in the Agreements. Security holders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company and its affiliates or PMI or CUNA Mutual and their respective affiliates.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.
(d)    Exhibits

Exhibit No.	Description

10.1
Amendment No. 1, dated as of May 31, 2013, to Asset Purchase Agreement, dated as of February 7, 2013, by and among the Receiver of PMI Mortgage Insurance Co. in Rehabilitation on behalf of PMI Mortgage Insurance Co., Arch U.S. MI Services, Inc. and Arch Capital Group (U.S.) Inc. (filed herewith)

10.2
Amendment No. 1, dated as of May 31, 2013, to Stock Purchase Agreement, dated as of February 7, 2013, by and among the Receiver of PMI Mortgage Insurance Co. in Rehabilitation on behalf of PMI Mortgage Insurance Co., CMFG Life Insurance Company, CMG Mortgage Insurance Company, Arch U.S. MI Services, Inc. and Arch Capital Group (U.S.) Inc. (filed herewith)

10.3
Asset Purchase Agreement, dated as of February 7, 2013, by and among the Receiver of PMI Mortgage Insurance Co. in Rehabilitation on behalf of PMI Mortgage Insurance Co., Arch U.S. MI Holdings Inc. and Arch Capital Group (U.S.) Inc. (filed as an exhibit to the Company's Form 8-K, as filed with the Securities and Exchange Commission (“SEC”) on February 8, 2013, and incorporated by reference)

10.4
Stock Purchase Agreement, dated as of February 7, 2013, by and among the Receiver of PMI Mortgage Insurance Co. in Rehabilitation on behalf of PMI Mortgage Insurance Co., CMFG Life Insurance Company, CMG Mortgage Insurance Company, Arch U.S. MI Services Inc. and Arch Capital Group (U.S.) Inc. (filed as an exhibit to the Company's Form 8-K, as filed with the SEC on February 8, 2013, and incorporated by reference)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.

Date: June 5, 2013	By:	/s/ Marc Grandisson
		Name:	Marc Grandisson
		Title:	Chairman and Chief Executive Officer of Arch Worldwide Reinsurance Group

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amendment No. 1, dated as of May 31, 2013, to Asset Purchase Agreement, dated as of February 7, 2013, by and among the Receiver of PMI Mortgage Insurance Co. in Rehabilitation on behalf of PMI Mortgage Insurance Co., Arch U.S. MI Services, Inc. and Arch Capital Group (U.S.) Inc. (filed herewith)

10.2
Amendment No. 1, dated as of May 31, 2013, to Stock Purchase Agreement, dated as of February 7, 2013, by and among the Receiver of PMI Mortgage Insurance Co. in Rehabilitation on behalf of PMI Mortgage Insurance Co., CMFG Life Insurance Company, CMG Mortgage Insurance Company, Arch U.S. MI Services, Inc. and Arch Capital Group (U.S.) Inc. (filed herewith)

10.3
Asset Purchase Agreement, dated as of February 7, 2013, by and among the Receiver of PMI Mortgage Insurance Co. in Rehabilitation on behalf of PMI Mortgage Insurance Co., Arch U.S. MI Holdings Inc. and Arch Capital Group (U.S.) Inc. (filed as an exhibit to the Company's Form 8-K, as filed with the SEC on February 8, 2013, and incorporated by reference)

10.4
Stock Purchase Agreement, dated as of February 7, 2013, by and among the Receiver of PMI Mortgage Insurance Co. in Rehabilitation on behalf of PMI Mortgage Insurance Co., CMFG Life Insurance Company, CMG Mortgage Insurance Company, Arch U.S. MI Services Inc. and Arch Capital Group (U.S.) Inc. (filed as an exhibit to the Company's Form 8-K, as filed with the SEC on February 8, 2013, and incorporated by reference)